                                                                     Exhibit 4.5

                                                EXECUTION VERSION

                                  $250,000,000

                       MIDAMERICAN ENERGY HOLDINGS COMPANY

                    5.00% SENIOR NOTES DUE FEBRUARY 15, 2014

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                                                February 9, 2004

CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue
New York, New York 10010-3629

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

Dear Sirs:

         MidAmerican Energy Holdings Company, an Iowa corporation (the
"COMPANY"), proposes to issue and sell to the several initial purchasers, Credit
Suisse First Boston LLC and Lehman Brothers Inc. (together, the "INITIAL
PURCHASERS"), upon the terms set forth in a purchase agreement of even date herewith (the "PURCHASE AGREEMENT"), $250,000,000 aggregate principal amount of its 5.00% Senior Notes due February 15, 2014 (the "INITIAL Securities"). The
Initial Securities will be issued pursuant to that certain Indenture, dated as of October 4, 2002, as amended by Article IV of the Second Supplemental
Indenture thereto dated as of May 16, 2003 and as supplemented by a third supplemental indenture to be entered into thereunder to be dated on or about
February 12, 2004 (collectively, the "INDENTURE"), between the Company and The
Bank of New York, as trustee (the "TRUSTEE"). As an inducement to the Initial
Purchasers to enter into the Purchase Agreement, the Company agrees with the
Initial Purchasers, for the benefit of the Initial Purchasers and the holders of the Securities (as defined below) (collectively, the "HOLDERS"), as follows:

         1. Registered Exchange Offer. Unless not permitted by applicable law
(after the Company has complied with the ultimate paragraph of this Section 1), the Company shall prepare and file with the Securities and Exchange Commission
(the "COMMISSION") a registration statement (the "EXCHANGE OFFER REGISTRATION
STATEMENT") on an appropriate form under the Securities Act of 1933, as amended
(the "SECURITIES ACT"), with respect to a proposed offer (the "REGISTERED
EXCHANGE OFFER") to the Holders of Transfer Restricted Securities (as defined in
Section 6 hereof), who are not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of debt securities of the Company issued under the Indenture, substantially identical in all material respects to the Initial Securities and registered under the Securities Act (the "EXCHANGE SECURITIES"). The Company
shall use its reasonable best efforts to cause the Exchange Offer Registration
Statement to become effective under the Securities Act within 270 days (such
270th day being an "EFFECTIVENESS DEADLINE") after the date on which the Initial
Purchasers purchase the Initial Securities pursuant to the Purchase Agreement
(the "CLOSING

DATE") and will keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders (such period being called the "EXCHANGE OFFER REGISTRATION PERIOD").

         If the Company commences the Registered Exchange Offer, the Company will be entitled to consummate the Registered Exchange Offer 30 days after such commencement (provided that the Company has accepted all the Initial Securities theretofore validly tendered in accordance with the terms of the Registered
Exchange Offer).

         Following the declaration of the effectiveness of the Exchange Offer
Registration Statement, the Company shall promptly commence the Registered
Exchange Offer, it being the objective of the Registered Exchange Offer to enable each Holder of Transfer Restricted Securities electing to exchange the
Initial Securities for Exchange Securities (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the
Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understanding with any person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the
Commission from participating in the Registered Exchange Offer) to trade such
Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act.

         The Company acknowledges that, pursuant to current interpretations by the Commission's staff of Section 5 of the Securities Act, in the absence of an applicable exemption therefrom, (i) each Holder which is a broker-dealer electing to exchange Initial Securities, acquired for its own account as a result of market making activities or other trading activities, for Exchange
Securities (an "EXCHANGING DEALER"), is required to deliver a prospectus containing the information set forth in (a) Annex A hereto on the cover, (b)
Annex B hereto in the "Exchange Offer Procedures" section and the "Purpose of the Exchange Offer" section, and (c) Annex C hereto in the "Plan of
Distribution" section of such prospectus in connection with a sale of any such
Exchange Securities received by such Exchanging Dealer pursuant to the
Registered Exchange Offer and (ii) an Initial Purchaser that elects to sell
Securities (as defined below) acquired in exchange for Initial Securities constituting any portion of an unsold allotment, is required to deliver a prospectus containing the information required by Items 507 or 508, as applicable, of Regulation S-K under the Securities Act in connection with such sale.

         The Company shall use its reasonable best efforts to keep the Exchange
Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the
Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities; provided, however, that
(i) in the case where such prospectus and any amendment or supplement thereto must be delivered by an Exchanging Dealer or an Initial Purchaser, such period shall be the lesser of 120 days and the date on which all Exchanging Dealers and the Initial Purchasers have sold all Exchange Securities held by them (unless such period is extended pursuant to Section 3(j) below) and (ii) the Company shall make such prospectus and any amendment or supplement thereto available to any broker-dealer for use in connection with any resale of any Exchange
Securities for a period of not less than 120 days after the consummation of the
Registered Exchange Offer.

         If, upon consummation of the Registered Exchange Offer, any Initial
Purchaser holds Initial Securities acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange
Securities pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "PRIVATE EXCHANGE") for the Initial Securities held by such
Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and substantially identical in all material respects to the Initial Securities (the "PRIVATE EXCHANGE Securities"). The Initial
Securities, the Exchange Securities and the Private Exchange Securities are
herein collectively called the "SECURITIES".

         In connection with the Registered Exchange Offer, the Company shall:

                  (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (b) keep the Registered Exchange Offer open for not less than
         30 days (or longer, if required by applicable law) after the date notice thereof is mailed to the Holders;

                  (c) utilize the services of a depositary for the Registered
         Exchange Offer with an address in the Borough of Manhattan, The City of
         New York, which may be the Trustee or an affiliate of the Trustee;

                  (d) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

                  (e) otherwise comply with all applicable laws.

         As soon as practicable after the close of the Registered Exchange Offer or the Private Exchange, as the case may be, the Company shall:

                  (x) accept for exchange all the Initial Securities validly tendered and not withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

                  (y) deliver to the Trustee for cancellation all the Initial
         Securities so accepted for exchange; and

                  (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Initial Securities, the Exchange Securities or the
         Private Exchange Securities, as the case may be, equal in principal amount to the Initial Securities of such Holder so accepted for exchange.

         The Indenture will provide that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture and that all the
Securities will vote and consent together on all matters as one class and that none of the Securities will have the right to vote or consent as a class separate from one another on any matter.

         Interest on each Exchange Security and Private Exchange Security issued pursuant to the Registered Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the
Initial Securities surrendered in exchange therefor or, if no interest has been paid on the Initial Securities, from the date of original issue of the Initial
Securities.

         Each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the
Registered Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Registered Exchange Offer, such Holder had no arrangements or understanding with any person to participate in the distribution of the
Securities or the Exchange Securities within the meaning of the Securities Act,
(iii) such Holder is not an "affiliate," as defined in Rule 405 of the
Securities Act, of the Company or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the
Exchange Securities and (v) if such Holder is a broker-dealer, that it will receive Exchange Securities for its own account in exchange for Initial
Securities that were acquired as a result of market-making activities or other trading activities and

that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

         Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         If following the date hereof there has been announced a change in
Commission policy with respect to exchange offers that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the
Registered Exchange Offer is permitted by applicable federal law, the Company will seek a no-action letter or other favorable decision from the Commission allowing the Company to consummate the Registered Exchange Offer. The Company will pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company will take all such other actions as may be requested by the Commission or otherwise reasonably required in connection with the issuance of such decision, including without limitation (i)
participating in telephonic conferences with the Commission, (ii) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the
Registered Exchange Offer should be permitted and (iii) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

         2. Shelf Registration. If, (i) because of any change in law or in applicable interpretations thereof by the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by
Section 1 hereof, (ii) the Registered Exchange Offer is not consummated by the date that is 40 days after the date on which the Exchange Offer Registration
Statement is declared effective (such 40th day being the "CONSUMMATION
DEADLINE"), (iii) any Initial Purchaser so requests with respect to the Initial
Securities (or the Private Exchange Securities) not eligible to be exchanged for
Exchange Securities in the Registered Exchange Offer and held by it following consummation of the Registered Exchange Offer or (iv) any Holder (other than an
Exchanging Dealer) is not eligible to participate in the Registered Exchange
Offer or, in the case of any Holder (other than an Exchanging Dealer) that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Securities on the date of the exchange and any such
Holder so requests for any reason other than the failure by such Holder to make a timely and valid tender in accordance with the Registered Exchange Offer, the
Company shall take the following actions (the date on which any of the conditions described in the foregoing clauses (i) through (iv) occur, including in the case of clauses (iii) or (iv) the receipt of the required notice, being a
"TRIGGER DATE"):

                  (a) The Company shall as promptly as practicable prepare and file with the Commission and thereafter use its reasonable best efforts to cause to be declared effective not later than the latter to occur of the date that is (i) 150 days after the Trigger Date and (ii) 270 days after the Closing Date (such 150th or 270th day, as the case may be, being an "EFFECTIVENESS DEADLINE"), a registration statement (the
         "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer
         Registration Statement, a "REGISTRATION STATEMENT") on an appropriate form under the Securities Act relating to the offer and sale of the
         Transfer Restricted Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf
         Registration Statement and Rule 415 under the Securities Act
         (hereinafter, the "SHELF REGISTRATION"); provided, however, that no
         Holder (other than an Initial Purchaser) shall be entitled to have the
         Securities

         held by it covered by the Shelf Registration Statement unless such
         Holder agrees in writing to be bound by all the provisions of this
         Agreement applicable to such Holder.

                  (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the
         Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the
         Closing Date or such shorter period that will terminate when all the
         Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act, or any successor rule thereof) (such applicable period being called the "SHELF REGISTRATION
         PERIOD").

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the
         Commission promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3. Registration Procedures. In connection with any Shelf Registration
Statement contemplated by Section 2 hereof and, to the extent applicable, any
Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

                  (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the
         Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an
         Initial Purchaser (with respect to any portion of an unsold allotment from the original offering of the Initial Securities) is participating in the Registered Exchange Offer or the Shelf Registration Statement,
         the Company shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such
         Initial Purchaser reasonably may propose not later than five business days after delivery of such documents to such Initial Purchaser; (ii)
         include the information set forth in Annex A hereto on the cover, in
         Annex B hereto in the "Exchange Offer Procedures" section and the
         "Purpose of the Exchange Offer" section and in Annex C hereto in the
         "Plan of Distribution" section of the prospectus forming a part of the
         Exchange Offer Registration Statement and include the information set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial
         Purchaser, include the information required by Items 507 or 508, as applicable, of Regulation S-K under the Securities Act in the prospectus forming a part of the Exchange Offer Registration Statement;
         (iv) include within the prospectus contained in the Exchange Offer
         Registration Statement a section entitled "Plan of Distribution,"
         reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule
         13d-3 under the Securities Exchange Act of 1934, as amended (the
         "EXCHANGE ACT")) of Exchange Securities received by such broker-dealer in the Registered Exchange Offer (a "PARTICIPATING BROKER-DEALER"),
         whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchasers based upon advice of counsel (which may be in-house counsel), represent the prevailing views of the staff of the Commission; and (v) in the case of a Shelf
         Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement as selling securityholders.

                  (b) The Company shall give written notice to the Initial
         Purchasers, the Holders of the Securities and any Participating
         Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered
         Exchange Offer (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                           (i) when the Registration Statement or any amendment
                  thereto has been filed with the Commission and when the
                  Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments
                  or supplements to the Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop
                  order suspending the effectiveness of the Registration
                  Statement or the initiation of any proceedings for that
                  purpose;

                           (iv) of the receipt by the Company or its legal
                  counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any
                  jurisdiction or the initiation or threatening of any
                  proceeding for such purpose of which the Company has
                  knowledge; and

                           (v) of the happening of any event that requires the
                  Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated
                  therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

                  (c) The Company shall make every reasonable effort to obtain the withdrawal, at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

                  (d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

                  (e) The Company shall deliver to each Exchanging Dealer and each Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the Exchange Offer Registration
         Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any Initial Purchaser or any such
         Holder requests, all exhibits thereto (including those incorporated by reference).

                  (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the
         Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use in accordance with applicable law of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration
         Statement.

                  (g) The Company shall deliver to each Initial Purchaser, any
         Exchanging Dealer, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered
         Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The
         Company consents, subject to the provisions of this Agreement, to the use in accordance with applicable law of the prospectus or any amendment or supplement thereto by any Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

                  (h) Prior to any public offering of the Securities pursuant to any Registration Statement, the Company shall cooperate with the
         Holders of the Securities included therein and their Special Counsel
         (as defined in paragraph (p) below) in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the
         Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                  (i) The Company shall cooperate with the Holders of the
         Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any
         Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

                  (j) Upon the occurrence of any event contemplated by
         paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration
         Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the
         Initial Purchasers, the Holders of the Securities and any known
         Participating Broker-Dealer in accordance with paragraphs (ii) through
         (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the
         Initial Purchasers, the Holders of the Securities and any such
         Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration
         Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers, the Holders of the Securities and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this
         Section 3(j).

                  (k) Not later than the effective date of the applicable
         Registration Statement, the Company will provide a CUSIP number for the
         Initial Securities, the Exchange Securities or the Private Exchange
         Securities, as the case may be, and provide the applicable trustee with printed certificates for the Initial Securities, the Exchange
         Securities or the Private Exchange Securities, as the case may be, in a form eligible for deposit with The Depository Trust Company.

                  (l) The Company will use its reasonable best efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the
         Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the
         Securities Act) an earnings statement satisfying the provisions of
         Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year)
         beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

                  (m) The Company shall use its reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and, in connection therewith, cooperate with the Trustee under the Indenture and the Holders of Securities to effect such changes to the Indenture as may be required for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

                  (n) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the
         Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may
         exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

                  (o) The Company shall enter into such customary agreements
         (including, if requested, an underwriting agreement in customary form)
         and take all such other action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the
         Securities pursuant to any Shelf Registration.

                  (p) In the case of any Shelf Registration, the Company shall
         (i) make available at reasonable times and upon reasonable notice for inspection by a representative of the Holders of a majority in aggregate principal amount of the Securities being sold, any underwriter participating in any disposition pursuant to the Shelf
         Registration Statement and any attorney, accountant or other agent retained by the Holders of the Securities or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described herein (which counsel shall be Latham &
         Watkins LLP or another law firm reasonably acceptable to the Company, such counsel being referred to herein as the "SPECIAL COUNSEL");
         provided, further, however, that, as a condition to supplying such information, the Company shall receive an agreement in writing from such Special Counsel agreeing that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such
         Special Counsel and any other person entitled to receive such information pursuant to this paragraph (p) unless (w) disclosure of such information is required pursuant to applicable law or by court or administrative order, (x) disclosure of such information is, in the reasonable opinion of counsel to the Company, necessary to avoid or correct a misstatement or omission of a material fact in any
         Registration Statement, prospectus or any

         supplement or post-effective amendment thereto or disclosure is otherwise required by law, (y) such information becomes generally available to the public other than as a result of a disclosure by such counsel or any other person entitled to receive such information pursuant to this paragraph (p) in violation of this proviso or (z) such information is approved for release by the Company in writing.

                  (q) In the case of any Shelf Registration, the Company, if requested by any Holder of Securities covered thereby, shall cause (i)
         its counsel to deliver an opinion and updates thereof relating to the
         Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its "significant subsidiaries" (as defined in Rule
         1-02(w) of Regulation S-X); the qualification of the Company and its significant subsidiaries to transact business as foreign corporations;
         the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its significant subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration
         Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act,
         respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein, if applicable, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities; and
         (iii) its independent public accountants and the independent public accountants with respect to any other entity, if any, for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by
         Statement of Auditing Standards No. 72.

                  (r) In the case of the Registered Exchange Offer, if requested by any Initial Purchaser or any known Participating Broker-Dealer, the
         Company shall cause (i) its counsel to deliver to such Initial
         Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in Section 6(c)-(e) of the Purchase Agreement with such changes as are customary in connection with the preparation of a
         Registration Statement and (ii) its independent public accountants and the independent public accountants with respect to any other entity, if any, for which financial information is provided in the Registration
         Statement to deliver to such Initial Purchaser or such Participating
         Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 6(a)
         of the Purchase Agreement, with appropriate date changes.

                  (s) If a Registered Exchange Offer or a Private Exchange is to
         be consummated, upon delivery of the Initial Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange
         Securities, as the

         case may be, the Company shall mark, or caused to be marked, on the
         Initial Securities so exchanged that such Initial Securities are being canceled in exchange for the Exchange Securities or the Private
         Exchange Securities, as the case may be; in no event shall the Initial
         Securities be marked as paid or otherwise satisfied.

                  (t) The Company will use its reasonable best efforts to cause the Securities covered by any Registration Statement to continue to be rated by the rating agencies that initially rated the Securities during the period that any such Registration Statement is required hereunder to remain effective (it being acknowledged, however, that the foregoing shall not be deemed to require the Company to maintain the rating of such Securities at the rating initially given to the Securities).

                  (u) In the event that any broker-dealer registered under the
         Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "RULES") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i)
         if such Rules, including Rule 2720, shall so require, engaging a
         "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such
         Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

                  (v) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

                  (w) Notwithstanding any other provision hereof, the Company may postpone or suspend the filing or the effectiveness of a
         Registration Statement (or any amendments or supplements thereto) if
         (i) such action is required by applicable law or (ii) such action is taken by the Company in good faith and for valid business reasons (not including the avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, other pending corporate developments, public filings with the Commission or other similar events, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.
         Notwithstanding the occurrence of any event referred to in the immediately preceding sentence (each such occurrence, a "SUSPENSION"), no such Suspension shall suspend, postpone or in any other manner affect the running of the time period after which a Registration
         Default shall be deemed to occur and, if the filing or effectiveness of any such Registration Statement is postponed or suspended as a result of a Suspension, a Registration Default shall nonetheless exist if all other requirements required for the occurrence of a Registration
         Default shall then be satisfied, and the provisions of Section 6 hereof requiring the accrual and payment of Additional Interest, as set forth in such Section, on the Securities shall be payable.

         4.  Registration Expenses.

                   (a) All expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation;

                           (i)  all registration and filing fees and expenses;

                                       10

                           (ii) all fees and expenses of compliance with federal
                  securities and state "blue sky" or securities laws;

                           (iii) all expenses of printing (including printing
                  certificates for the Securities to be issued in the Registered
                  Exchange Offer and the Private Exchange and printing of
                  Prospectuses), messenger and delivery services and telephone;

                           (iv) all fees and disbursements of counsel for the
                  Company; and

                           (v) all fees and disbursements of independent
                  certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

                  (b) In connection with any Registration Statement required by this Agreement, the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Initial
         Securities in the Registered Exchange Offer and/or selling or reselling
         Securities pursuant to the "Plan of Distribution" contained in the
         Exchange Offer Registration Statement or the Shelf Registration
         Statement, as applicable, for the reasonable fees and disbursements of the Special Counsel.

         5.  Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each
         Holder of the Securities, any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating
         Broker-Dealer within the meaning of the Securities Act or the Exchange
         Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified PARTIES") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration
         Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration
         Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such
         Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from

                                       11

         whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer;
         provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such
         Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

                  (b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities
         Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a
         Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

                  (c) Promptly after receipt by an indemnified party under this
         Section 5 of notice of the commencement of any action or proceeding
         (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; provided, however, that the omission so to notify the indemnifying party (i) shall not relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 5 if the employment of such counsel shall have been authorized in writing by the indemnifying party in

                                       12

         connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one firm of local counsel in each applicable jurisdiction)
         shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable
         considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 5(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the
         Securities pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation
         (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the
         Exchange Act shall have the same rights to contribution as the Company.

                  (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         6.  Additional Interest Under Certain Circumstances.

                  (a) Additional interest (the "ADDITIONAL INTEREST") with
         respect to each Transfer Restricted Security shall be assessed as follows if either of the following events occur (each such event in clauses (i) and (ii) below being herein called an "REGISTRATION
         DEFAULT"):

                                       13

                           (i) any Registration Statement required by this
                  Agreement is not declared effective by the Commission on or prior to the applicable Effectiveness Deadline; or

                           (ii) on and after the applicable Effectiveness
                  Deadline (plus an additional 30 days in respect of the
                  Exchange Offer Registration Statement), any Registration
                  Statement required by this Agreement has been declared
                  effective by the Commission but (A) such Registration
                  Statement thereafter ceases to be effective or (B) such
                  Registration Statement or the related prospectus ceases to be usable in connection with resales of Transfer Restricted
                  Securities during the periods specified herein because (1) any event occurs as a result of which the related prospectus
                  forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any
                  material fact necessary to make the statements therein in the light of the circumstances under which they were made not
                  misleading, (2) it shall be necessary to amend such
                  Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the
                  respective rules thereunder or (3) of a Suspension by the
                  Company in accordance with Section 3(w) hereof.

         Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the
         Commission .

         Additional Interest shall accrue on each Transfer Restricted Security over and above the interest set forth in the title of such Transfer
         Restricted Security from and including the date on which any such
         Registration Default shall occur to but excluding the date on which all such Registration Defaults have ceased to be continuing, at a rate of
         0.50% per annum (the "ADDITIONAL INTEREST RATE").

                  (b) A Registration Default referred to in Section 6(a)(ii)
         hereof shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if
         (i) such Registration Default has occurred solely as a result of (x)
         the filing of a post-effective amendment to such Shelf Registration
         Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events with respect to the
         Company that would need to be described in such Shelf Registration
         Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such
         Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the date of such Registration Default until such
         Registration Default ceases.

                  (c) Notwithstanding the foregoing, the Company shall not be required to pay the Additional Interest required pursuant to paragraph
         (a) above to a Holder of Transfer Restricted Securities if the applicable Registration Default arises by reason of the failure of such
         Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf
         Registration Statement or any prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the NASD or the Commission may request in connection with such Shelf Registration Statement or
         (iii) is required to comply with the agreements of such Holder contained in Section 3(a) to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective.

                                       14

                  (d) Any amounts of Additional Interest due pursuant to Section
         6(a) will be payable in cash on the regular interest payment dates with respect to the Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Securities and further multiplied by a fraction, the numerator of which is the number of days such Additional
         Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  (e) "TRANSFER RESTRICTED SECURITIES" means each Security until
         (i) the date on which such Security has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of an Initial Security
         for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the
         Exchange Offer Registration Statement, (iii) the date on which such
         Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv)
         the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule
         144(k) under the Securities Act.

         7. Rules 144 and 144A. The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange
Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4)
under the Securities Act in order to permit resales of such Transfer Restricted
Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule
144.

         8. Underwritten Registrations. If any of the Transfer Restricted
Securities covered by any Shelf Registration are to be sold in an underwritten offering, subject to the proviso in Section 3(o) hereof, the investment banker or investment bankers and manager or managers that will administer the offering
("MANAGING UNDERWRITERS") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering and will be reasonably acceptable to the Company.

         No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted
Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii)
completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         9.  Miscellaneous.

                  (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Initial
         Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial
         Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                                       15

                  (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the
         Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company hereby represents that the rights granted to the
         Holders hereunder do not conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents; provided, however, that, with respect to any matter that directly or indirectly adversely affects the rights of any Holder of Transfer Restricted Securities occurring within the period in which any Registration Statement is effective for such Holder, the Company shall obtain the written consent of each such Holder against which such amendment, modification, supplement, waiver, consent or departure is to be effective.
         Notwithstanding the foregoing (except of the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of any Holder of
         Securities whose Securities are being sold or exchanged pursuant to a
         Registration Statement and that does not directly or indirectly adversely affect the rights of any other Holder of Securities may be given by Holders of at least a majority in aggregate principal amount of the Securities being sold or exchanged by such holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.
         Without the consent of the Holder of each Security, however, no modification may change the provisions relating to the payment of
         Additional Interest.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                           (1) if to a Holder of the Securities, at the most
                  current address given by such Holder to the Company.

                           (2)  if to the Initial Purchasers;

                           Credit Suisse First Boston LLC
                           Eleven Madison Avenue
                           New York, NY 10010-3629
                           Fax No.: (212) 325-8278
                           Attention: Transactions Advisory Group

                           and to:

                           Lehman Brothers Inc.
                           745 Seventh Avenue
                           New York, New York 10019
                           Attention: Debt Capital Markets, Global Power

                           and to:

                           Lehman Brothers Inc.
                           745 Seventh Avenue

                                       16

                           New York, New York 10019
                           Attention: General Counsel

                  with a copy to:

                           Latham & Watkins LLP
                           885 Third Avenue, Suite 1000
                           New York, NY 10022-4802
                           Fax No.: (212) 751-4864
                           Attention: Jonathan R. Rod

                           (3) if to the Company, at its address as follows:

                           MidAmerican Energy Holdings Company
                           666 Grand Avenue
                           Des Moines, IA 50303
                           Fax No.: (402) 345-9318
                           Attention: General Counsel

                  with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, NY 10019
                           Fax No.: (212) 728-8111
                           Attention: Peter J. Hanlon

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

                  (e) Third Party Beneficiaries. The Holders shall be third
         party beneficiaries to the agreements made hereunder between the
         Company, on the one hand, and the Initial Purchasers, on the other, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

                  (f) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for
         convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND
         CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT
         REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                       17

                  (j) Severability. If any one or more of the provisions
         contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of
         Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (l) Submission to Jurisdiction. Each of the parties hereto hereby submits to the non-exclusive jurisdiction of the Federal and
         State Courts of the Borough of Manhattan in the City of New York in any
         suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                                       18

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Company in accordance with its terms.

                                         Very truly yours,

                                         MIDAMERICAN ENERGY HOLDINGS COMPANY

                                         By: /s/ Patrick J. Goodman
                                            -----------------------------------
                                         Name: Patrick J. Goodman
                                         Title: Senior Vice President and Chief
                                                Executive Officer

The foregoing Registration
Rights Agreement is hereby confirmed
and accepted as of the date first
above written.

CREDIT SUISSE FIRST BOSTON LLC

By: /s/ Bruce MacLennan
   ------------------------------------
Name: Bruce MacLennan
Title: Director

LEHMAN BROTHERS INC.

By: /s/ Martin Goldberg
   ------------------------------------
Name: Martin Goldberg
Title: Senior Vice President

                                                                         ANNEX A

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 120 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                                                                         ANNEX B

         Each broker-dealer that receives Exchange Securities for its own account in exchange for Initial Securities, where such Initial Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of
Distribution."

                                                                         ANNEX C

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This
Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Securities received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 120 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for
use in connection with any such resale. In addition, until              , 200  ,
all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.(1)

         The Company will not receive any proceeds from any sale of Exchange
Securities by broker-dealers. Exchange Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange
Securities. Any broker-dealer that resells Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 120 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the
Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Securities (including any broker-dealers) against certain liabilities, including liabilities under the
Securities Act.

-----------------

(1) In addition, the legend required by Item 502(e) of Regulation S-K will appear on the inside front cover page of the Exchange Offer prospectus below the
Table of Contents.

                                                                         ANNEX D

[ ] CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE INITIAL SECURITIES
FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET MAKING ACTIVITIES OR OTHER TRADING
ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10
COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

[ ] CHECK HERE IF YOU ARE NOT SUCH A BROKER-DEALER BUT ARE A QUALIFIED
INSTITUTIONAL BUYER OR OTHERWISE RECEIVED THE INITIAL SECURITIES IN A
TRANSACTION OR SERIES OF TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF
THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

           Name:
                 -----------------------------------
           Address:
                    --------------------------------

If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange
Securities. If the undersigned is a broker-dealer that will receive Exchange
Securities for its own account in exchange for Initial Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an
"underwriter" within the meaning of the Securities Act.